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                                                                   Exhibit 10.25


                              CONSULTING AGREEMENT


AGREEMENT made this 1st day of January, 1997, between AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation (the "Company"), and John Vander Sande, the ("Consultant").

FOR VALUABLE CONSIDERATION, receipt of which is acknowledged, the parties hereto agree as follows:

1.       Consulting Services.

The Consultant shall render consulting services to the Company on such matters and in such areas as may be specified from time to time by the President of the Company. The Consultant shall devote his best efforts in the performance of his services hereunder. The Consultant agrees to be reasonably available to the Company and to provide services hereunder at least the equivalent of one full day per month during the term period.

The term period is defined as 12 months beginning on January 1, 1997.

2.       Compensation.

The Company shall pay the Consultant a retainer fee of $1,000 per month for the term period in which the Consultant provides his services to the Company. All fees shall be payable by the Company to the Consultant in equal installments on a monthly basis. In addition, if the number of full days of consulting exceeds 6 over a half year period, the Company shall pay the Consultant $1,000 per full day for each excess day.

3.       Expenses.

The Company shall reimburse the Consultant for all approved expenses incurred by the Consultant in the performance of his duties hereunder, provided that such expenses are approved by the Company. The Consultant shall furnish suitable invoices and/or receipts to such approved expenses.

4.       Termination.

This Agreement shall remain in effect until terminated under the terms of this Agreement.

a. Termination. This Agreement shall terminate after the term period as defined above. Either the Company or the Consultant may terminate this Agreement earlier upon 90 days' written notice to the other party.
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b.       In the event that this Agreement is terminated by the Company pursuant to Section 4d prior to the date of the end of the term period, the Consultant shall continue to be bound by the terms of a Noncompetition Agreement between the Company and the Consultant dated July 10, 1987. In the event that this Agreement is terminated by the Company other than for Immediate Termination as specified in Section 4d, the Noncompetition Agreement dated July 10, 1987 shall also terminate as of the same date as the termination of this Agreement.

c. In the event that this Agreement is terminated by the Consultant pursuant to Section 4 prior to the date of the end of the term period, the Consultant shall continue to be bound by the terms of a Noncompetition Agreement between the Company and the Consultant dated July 10, 1987 for a period of one year from the date of such termination, and the Company's obligation hereunder shall cease as of the date of termination.

d. Immediate Termination. This Agreement shall terminate immediately on the occurrence of any of the following events:

         i.       The death of the Consultant.

         ii. The physical or mental disability of the Consultant or his continued incapacity to perform his duties which disability or incapacity has continued for either 10 consecutive weeks or any aggregate of 20 weeks in any one year period.

         iii.     The Consultant's indictment for a felony.

         iv. The Consultant's material dishonesty or recklessness, or gross negligence in the conduct of or material breach of his duties hereunder.

5.       Restrictions on the Disclosure of Proprietary Information.

a. Proprietary Information. For purposes of this Agreement, the term "Proprietary Information" shall mean all knowledge and information which the Consultant has acquired or may acquire as a result of his relationship with the Company concerning the Company's business, finances, operations, strategic planning services, cost and pricing policies, and including, but not limited to, information relating to notes, data, memoranda, methods, know-how, techniques, and purchasing, merchandising and selling strategies related to such matters of the Company as set forth in this sentence. Proprietary Information shall also mean all knowledge and information relating to commercialization or development of commercial applications for technology licensed or to be licensed to the Company by The Massachusetts Institute of Technology ("MIT") which the Consultant may acquire in the performance of

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         tasks or projects undertaken by the Consultant at the request of the
         Company and in the performance of his consulting obligations to the Company. The Consultant agrees to conduct work on such tasks or projects solely at facilities provided or designated by the Company for such purpose (specifically excluding MIT facilities) and to maintain laboratory notebooks relating to such work. Proprietary Information shall specifically not mean knowledge or information which the Consultant may acquire otherwise than in the performance of his consulting obligations hereunder, or (provided that the Consultant shall have complied with the obligations hereunder to conduct such consulting work solely at Company-provided or -designated facilities) knowledge or information acquired otherwise than in the course of work done at Company-provided or -designated facilities. In the event of a dispute the records of laboratory or research notebooks referred to herein or maintained in connection with other work of the Consultant shall be deemed prima facie evidence as to whether information or knowledge shall constitute Proprietary Information hereunder. Notwithstanding the foregoing sentences, Proprietary Information does not include (i) information which is or becomes publicly available (except as may be disclosed by the Consultant in violation of this Agreement), (ii) information acquired by the Consultant from a source other than the Company or any of its employees, which source legally acquired such information directly from the Company, (iii) information of a general nature and information of a specific nature regarding the technology of the Company known to the Consultant prior hereto, or (iv) information disclosed by the Company to any third party other than under conditions of confidence.

b. Nondisclosure Obligation. The Consultant agrees that he will not at any time, either during or after the term or termination of this Agreement, without the prior written consent of the President or Board of Director, of the Company, divulge or disclose to anyone outside the Company, or appropriate for his own use or the use of any third party, any such Proprietary Information, and will not during his engagement by the Company hereunder, or at any time thereafter, disclose or use or attempt to use any such Proprietary Information for his own benefit, or the benefit of any third party, or in any manner which may injure or cause loss, or may be calculated to injure or cause loss, to the Company.

6.       Inventions.

a. All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during the term of this Agreement or thereafter if resulting or directly derived from Proprietary Information, shall be the sole

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         property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. All such Inventions shall, to the extent permitted by law, be regarded as "work for hire." Upon the request of the Company and at the Company's expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

b. The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

7.       Absence of Conflicting Agreements.

The Company does not desire to acquire from the Consultant any trade secret, know-how or confidential information that he may have acquired from others. Accordingly, the Consultant represents and warrants that he is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, practices and techniques which the Consultant will use, describe, demonstrate, divulge or in any other manner make known to the Company under this Agreement. The Consultant represents and warrants that, except to the extent he is subject to any of the policies of the Massachusetts Institute of Technology as a result of his employment thereby, he is not a party to any agreement or arrangement, whether oral or written, which would constitute a conflict of interest with this Agreement or would prevent him from carrying out his obligations to the Company under this Agreement. The Consultant agrees to exonerate, indemnify and hold harmless the Company from and against any and all liability, loss, cost, expense or damage for violation of the rights of others in and to any trade secret, know-how or other confidential information by reason of the Company's receipt or use of the services of the Consultant, or otherwise in connection therewith to the limit of Consultant's compensation hereunder.

8.       Export Regulations.

All technical data or commodities of United States origin made available directly or indirectly hereunder for use outside the United States shall be used subject to and in

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accordance with any applicable laws and regulations of the departments and agencies of the United States Government. The Consultant agrees not to reexport, directly or indirectly, any technical data of United States origin acquired from the AMERICAN SUPERCONDUCTOR or any commodities using such data to any destination requiring United States Government approval for such reexport until a request for approval has been submitted to and granted by the United States Government.

9.       General Provisions.

This Agreement shall be binding upon and inure to the benefit of the Consultant and the Company and their respective heirs, executors, administrators, legal representatives, successors and assigns. Any waiver or accommodation by the Company at any time shall not act as, or be deemed to be, a continuing waiver or accommodation and shall not require the Company to provide any future or later waiver or accommodation. It is acknowledged and agreed that the services of the Consultant to the Company are unique, which gives the Consultant a particular value to the Company, as to the loss of which the Company cannot be reasonably or adequately compensated in damages; accordingly, the Consultant acknowledges and agrees that a breach by the Consultant of the provisions hereof will cause the Company irreparable injury and damage. It is therefore expressly agreed that the Company shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Agreement. The validity, construction, enforcement and interpretation of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts. This Agreement may be amended only by a written document executed by the Consultant and the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

   AMERICAN SUPERCONDUCTOR                 CONSULTANT
     CORPORATION

By:  /s/ Alexis P. Malozemoff               /s/ John Vander Sande
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Its Chief Technical Officer
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    Alexis P. Malozemoff                    John Vander Sande
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    (print name)                            (print name)

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